Exhibit 24

Authorization to Sign SEC Form 4

November 1, 2002

United States Securities and Exchange Commission

Attn: Filing Desk

450 Fifth Street, NW

Washington, D.C.  20549

To whom it may concern:

The undersigned, Marc Matton, authorizes and designates Janet C. Egan and Douglas Sundby to file SEC Forms on his behalf with respect to the securities of Samsonite Corporation.

The duration of this authorization shall be from November 1, 2002 through and including October 31, 2005.

/s/ Marc Matton

Marc Matton